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                                                                   EXHIBIT 10(a)

                             GENERAL RE CORPORATION

                        1995 LONG-TERM COMPENSATION PLAN

                           EFFECTIVE JANUARY 1, 1995
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                             GENERAL RE CORPORATION

                        1995 LONG-TERM COMPENSATION PLAN


1.       PURPOSE.

                 This 1995 Long-Term Compensation Plan (the "Plan") of General Re Corporation, a Delaware corporation (the "Company") is intended to encourage stock ownership by certain officers, key employees and Non-Employee Directors of the Company or any Subsidiary, to encourage such employees to remain in the employ of the Company or its Subsidiaries and to have a proprietary interest in the success of the Company. Toward this objective, the Committee may grant Awards consisting of Stock Options, Approved Stock Options, Stock Appreciation Rights, Restricted Stock, Share Units, and Bonuses under the Plan.

2.       DEFINITIONS.

                 For the purposes of this Plan:

                 (a) "AWARD" means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Grantee by the Committee pursuant to such terms, conditions, restrictions and/or limitations (if any) as the Committee may establish by the Award Notice or otherwise. Awards granted under the Plan may consist of:

                 (1) "Annual Incentive Bonuses" or "Long-Term Performance Bonuses" (collectively, "Bonuses") granted pursuant to Section 6(c);

                 (2) "Approved Stock Options" granted under the United Kingdom Sub-Plan of the Plan;

                 (3)      "Restricted Stock" granted pursuant to Section 6(d);

                 (4)      "Share Units" granted pursuant to Section 6(c) and
                          6(e);

                 (5) "Stock Appreciation Rights" or "SARs" granted pursuant to Section 6(b); and/or
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                 (6)      "Stock Options" granted pursuant to Section 6(a).

                 (b) "AWARD NOTICE" means the written notice from the Committee to a Grantee that establishes the terms, conditions, restrictions and/or limitations (if any) applicable to an Award.

                 (c) "AWARD PERIOD" means the period established by the Committee over which the attainment of incentive or performance goals shall be measured. With respect to Annual Incentive Bonuses, such Award Period shall be a fiscal year. With respect to Long-Term Performance Bonuses, such Award Period shall consist of not less than three nor more than five consecutive fiscal years.

                 (d) "CHANGE IN CONTROL" occurs if (i) any person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, shall become the beneficial owner of shares of the Company with respect to which 20% or more of the total number of votes for the election of the Board of Directors of the Company may be cast; (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election or combination of the foregoing, the persons who were prior to the institution thereof directors of the Company shall cease to constitute a majority of the Board of Directors of the Company; or (iii) stockholders of the Company shall approve an agreement pursuant to which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all of the assets of the Company.

                 (e) "CODE" means the Internal Revenue Code of 1986, as amended.

                 (f) "COMMITTEE" means the Compensation Committee of the Board of Directors of the Company, as described in Section 3 hereof.

                 (g) "COMMON STOCK" means the common stock, par value $0.50 per share, of the Company.





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                 (h)         "DISABLED" or "DISABILITY" means having a physical
         or mental condition that renders the Grantee incapable of performing the work for which the Grantee was employed or similar work and that qualifies the Grantee for benefits under a Company-sponsored or Subsidiary-sponsored long-term disability plan.

                 (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                 (j) "EXERCISE PRICE" means the price at which each Incentive Stock Option and Nonqualified Stock Option granted under the Plan can be exercised.

                 (k) "FAIR MARKET VALUE" shall be deemed to be, on a per share basis, the mean between the opening and closing sales price of Common Stock on the Composite Tape for New York Stock Exchange-listed stocks on the date as of which the determination is being made or, if no sales were reported on such date, on the next preceding day on which there were sales of Common Stock so reported.

                 (l) "GRANT DATE" shall mean the date on which the Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

                 (m) "GRANTEE" shall mean any person to whom an Award has been granted.

                 (n) "INCENTIVE STOCK OPTION" means an Award granted pursuant to Section 6(a) hereof consisting of an option which meets the requirements of Section 422 of the Code.

                 (o) "NON-EMPLOYEE DIRECTOR" shall mean each member of the Board of Directors of the Company who is not also an employee of the Company.

                 (p) "NON-QUALIFIED STOCK OPTION" means an Award granted pursuant to Section 6(a) hereof consisting of an option which is not an Incentive Stock Option nor an Approved Stock Option.

                 (q) "PARENTAL LEAVE OF ABSENCE" means a leave of absence by an employee from active employment, due to the





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         birth of a child, placement of a child with the employee in connection with adoption of such child by the employee, or caring for a child immediately following such birth or placement for adoption, provided that the absence from employment does not exceed twelve (12) consecutive months, excluding the period of absence in which the employee is on short-term disability due to pregnancy.

                 (r) "RELATIVE TOTAL RETURN TO SHAREHOLDERS" means the comparison of the total return to shareholders including reinvestment of dividends on General Re Corporation Common Stock versus the total return an individual could have received if the individual had invested in an index comprised of the Standard & Poors 500 and a group of property/casualty, multiline insurance and/or reinsurance companies as determined from time to time by the Committee.

                 (s) "REPORTING PERSON" means a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

                 (t) "SHARE UNIT" means the accounting entry maintained by the Company for the purpose of reflecting the Company's unsecured and unfunded promise to deliver one share of Common Stock to the Grantee at the time and on the conditions set forth in Section 6(e).

                 (u) "RESTRICTED STOCK OPTION" means any Stock Option where the Common Stock issuable thereunder is subject to such restrictions as to the transfer and sale thereof as shall be set forth in the Award Notice.

                 (v) "SUBSIDIARY" means any corporation of which at least 50% of the voting stock is owned, directly or indirectly, by the Company.

                 (w) "TERMINATION OF EMPLOYMENT" means the earliest date on which an employee shall no longer be employed by the Company or any Subsidiary. Whether an authorized leave of absence or absence on military or government service shall constitute Termination of Employment for purposes of this Plan shall be determined by the Committee. Unless otherwise specified hereunder, retirement shall be considered to mean any retirement pursuant to any applicable retirement plan of





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         the Company or any of its Subsidiaries.  A Parental Leave of Absence
         shall not constitute Termination of Employment for purposes of this Plan provided that the employee returns to active employment with the Company or any Subsidiary within twelve (12) consecutive months after the date the Parental Leave of Absence began. In the event that an employee does not return to active employment on or before the twelve
         (12) month anniversary date of the date the Parental Leave of Absence began, the employee shall have three (3) months following the anniversary date of the Parental Leave of Absence within which to exercise all Stock Options that are exercisable through the employee's date of termination.

                 For purposes of the Plan, discharge for cause shall mean Termination of Employment by the Employer which the Committee, in its discretion, determines to be for cause, including any separation from service by the Grantee from his employer which is effected by reason of fraud, deceit, or other gross misconduct by the Grantee performed within the scope of his employment. "Termination for good reason" means any separation from service because of the involuntary assignment of the Grantee to duties materially different from his position prior to such Change in Control, a reduction of the Grantee's salary which is greater than ten percent of the Grantee's salary at the annual rate in effect at the time of the Change in Control, or the relocation of the Grantee's regular assigned workplace by more than 25 additional miles from residence.

                 (x) "UNITED KINGDOM SUB-PLAN" means that portion of the Plan applicable to persons described in Section 4(b) hereof. The United Kingdom Sub-Plan is attached hereto as Appendix A.





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3.       ADMINISTRATION.

                 (a) THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall consist of not less than three members of the Company's Board of Directors who shall be ineligible to receive Awards under the Plan or stock options or rights under any other plan of the Company or any of its Subsidiaries (unless the Board of Directors determines that such options or rights can be granted pursuant to the Plan or under another plan without adversely affecting the Committee's status as "disinterested" for purposes of Rule 16b-3 under the Exchange Act) and who shall qualify as "outside directors" for purposes of Section 162(m) of the Code. The Board of Directors may fill any Committee vacancy and may remove any member of the Committee at any time with or without cause.

                 (b) AUTHORITY OF THE COMMITTEE. The Committee shall have the authority to (1) interpret the Plan; (2) establish such rules and regulations as it deems necessary for the proper operations and administration of the Plan; (3) select key executive and managerial employees to receive Awards under the Plan; (4) establish and administer performance objectives in connection with Awards made under the Plan, and certify that such performance objectives have been met;
         (5) determine the form of an Award, the number of shares of Common Stock or Share Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee; (6) determine whether Awards would be granted singly, in combination or in tandem;
         (7) grant waivers of Plan terms, conditions, restrictions, and limitations; (8) accelerate the vesting, exercise, or payment of an Award or the Award Period when such action or actions would be in the best interest of the Company; (9) reduce the amount of any Award based upon any additional corporate performance, individual performance or other factors, circumstances or events which the Committee deems relevant; (10) prescribe, amend and rescind rules and regulations relating to the Plan; and (11) take any and all other action it deems





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         necessary or advisable for the proper operation or administration of the Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. No member of the Committee shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Award thereunder. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or subject to such limitations as the Committee may establish; provided, however, that only the Committee may select, grant and certify Awards to Reporting Persons and to persons whose compensation is subject to Section 162(m) of the Code.

4.       ELIGIBILITY.

                 (a) The persons who shall be eligible to receive Awards pursuant to this Plan are:

                 (1) key executive and managerial employees (including officers, whether or not they are directors) of the Company or of any Subsidiary, as the Committee shall from time to time select;

                 (2) each Non-Employee Director of the Company who qualifies for automatic grants of Nonqualified Stock Options pursuant to Section 6(a)(2) and Restricted Stock pursuant to Section 6(d);

                 (b) Employees described in subsection (a) whose remuneration is liable to income tax in the United Kingdom under Schedule E (i.e., employees who are resident and ordinarily resident in the United Kingdom and whose duties are performed there) shall also be eligible to receive Awards pursuant to the United Kingdom Sub-Plan.





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5.       PARTICIPATION.

                 The Committee shall select, from time to time, Grantees from those persons eligible under Section 4 above who, in the opinion of the Committee, further the Plan's purposes.

6.       FORM OF AWARDS, AND TERMS AND CONDITIONS THEREOF.

                  The terms and conditions of the Awards granted under the Plan shall be as set forth in the Award Notice and as follows:

                 (a) STOCK OPTIONS. Stock Options granted under the Plan may, in the discretion of the Committee, be Incentive Stock Options, Nonqualified Stock Options and Approved Stock Options. The terms and conditions of Approved Stock Options are not set forth in the main portion of this Plan but are instead set forth in Appendix A hereto.

                 (1) Amount of Award. The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options first become exercisable during any calendar year under the terms of this Plan for any Grantee may not exceed $100,000. For purposes of this $100,000 limit, the Grantee's Incentive Stock Options under this Plan and all plans maintained by the Grantee's employer corporation and its parent and subsidiary corporations shall be aggregated.

                          The total number of shares of Common Stock with respect to which Nonqualified Stock Options or SARs may be granted to any one individual under the Plan through December 31, 1999 may equal but shall not exceed ten percent (10%) of the aggregate number of shares of Common Stock that may be issued under the Plan.

                 (2) Automatic Grants to Non-Employee Directors. Each Non-Employee Director will automatically





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                          receive a Nonqualified Stock Option to acquire 500
                          shares of Common Stock on the first business day of 1995 and of each calendar year thereafter during which such Non-Employee Director shall serve on the Company's Board of Directors.

                 (3) Exercise Price. The Exercise Price of any Stock Option shall be the Fair Market Value of Common Stock on the Grant Date; provided, however, that the Exercise Price of any Incentive Stock Option granted to any employee who on the Grant Date owns more than 10 percent of the total combined voting power of all classes of stock of the Company shall not be less than 110 percent of the Fair Market Value of such shares on the Grant Date.

                          The Exercise Price shall be payable in United States dollars in cash or by certified check, bank draft or postal or express money order. The Committee may, at the request of a Grantee

                          (A) accept payment of the Exercise Price from residents of a foreign country in currency of that country;

                          (B) arrange short-term outside financing for the purpose of financing the Exercise Price of the option;

                          (C) approve and comply with any procedures necessary to allow a broker to sell and remit to the Company the sale proceeds of the portion of the shares to be acquired upon exercise with a Fair Market Value equal to the sum of the Exercise Price and any tax withholding required; or





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                          (D)     accept prior acquired shares of Common Stock
                                  which have been held by the Grantee for at least six (6) months in partial or full payment of the Exercise Price. Common Stock so accepted shall be valued at its Fair Market Value on the date the Incentive Stock Option or Nonqualified Stock Option is exercised.

                 (4)      Term of Stock Options and Timing of Exercise.

                          (A) In General. Each Stock Option granted under the Plan shall be exercisable in whole or in part at such time or times as the Committee in its sole discretion may determine; provided, however, that

                          (i) Nonqualified Stock Options issued to Non-Employee Directors shall be first exercisable six (6) months from the Grant Date;

                          (ii) Incentive Stock Options granted to an employee who, on the Grant Date, owns more than 10 percent of the combined voting power of all classes, shall not be exercisable after the expiration of five (5) years from the Grant Date;

                          (iii) No Stock Option awarded to any Grantee shall be exercisable after the expiration of ten (10) years from the Grant Date;

                          (iv) No Stock Option or SAR held by a Grantee who is a Reporting Person shall be exercisable during the first six (6) months of its term.





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                          (B)     Termination of Employment, Termination of
                                  Board Service or Death.  If a Grantee's
                                  employment or membership on the Company's
                                  Board of Directors terminates on account of death, Disability or retirement, the Stock Options otherwise exercisable by the Grantee through the date of such termination may be exercised within five years of such date; provided, however, that no Stock Option may be exercised after the expiration date thereof. Any Stock Option exercisable after death may be exercised by the decedent's legal representatives.

                                  In the event a Grantee's employment or
                                  service on the Company's Board of Directors shall terminate on account of resignation, discharge not for cause or expiration of elected term, the Stock Options otherwise exercisable by the Grantee through the date of such termination may be exercised by the Grantee no later than three (3) months following the date of such termination except that in the case of employee Nonqualified Stock Options, the Committee may, in its sole discretion, provide for a later date; provided, however, that no Stock Option may be exercised after the expiration date thereof.

                                  If a Grantee's employment shall terminate on account of discharge for cause, the Grantee shall forfeit all outstanding Stock Options as of the date of termination.





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                                  To the extent not then exercisable in
                                  accordance with this Section, unless the Committee shall, in its discretion, determine otherwise, the Stock Options of a Grantee who resigns or whose employment terminates shall, except as set forth in Section 8, terminate on the date his employment terminates.

                 (5) Replacement Options. In the event a Grantee exercises a Nonqualified Stock Option by using shares of Common Stock, which the Grantee has owned for at least six (6) months, in partial or full payment of the Exercise Price, the Grantee shall automatically be granted a new Nonqualified Stock Option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock used in payment of the Exercise Price (the "Replacement Option"). Replacement Options shall be granted with respect to only the number of shares of Common Stock issuable under the original Award.

                          Notwithstanding any provision of this Plan to the contrary, (a) the Replacement Option shall become first exercisable one year after the Grant Date thereof provided that, as of that date, the Grantee owns shares of Common Stock acquired as a result of the exercise of the original Nonqualified Stock Option equal to the excess of the shares received on exercise of the original Nonqualified Stock Option less the sum of the exercise price of the original Nonqualified Stock Option plus any income tax due as a result of the exercise of the original Nonqualified Stock Option, and (b) the Replacement Option shall expire on the same date that the original Nonqualified Stock Option (with respect to which the Replacement Option was granted)




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                          would have expired by its terms.  All other provisions
                          of this Plan pertaining to Nonqualified Stock Options shall apply to Replacement Options.

                 (b)      STOCK APPRECIATION RIGHTS.

                 (1) In General. SARs may be granted by the Committee with respect to any Stock Option granted pursuant to the Plan. Such SARs shall be granted at the time of the grant of the related Stock Option. Each such related SAR shall be subject to the same terms and conditions (and any such additional terms and conditions as the Committee may deem appropriate) as the Stock Option to which it relates. Upon the exercise of all or a portion of a related SAR, all or such portion of the Option related to the SAR which has been exercised shall terminate. On the exercise of all or a portion of a Stock Option which is related to a SAR, all or such portion of the SAR which is related to the Option which has been exercised shall terminate.

                 (2) SARs Related to Incentive Stock Options. With respect to SARs related to an Incentive Stock Option, the following conditions shall apply to such related
                          SAR:

                          (A) The SAR shall expire no later than the underlying Incentive Stock Option;

                          (B) The SAR shall be for no more than 100% of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the stock subject to the underlying Incentive Stock at the time the SAR is exercised;





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                          (C)     The SAR shall be transferable only when the
                                  underlying Incentive Stock Option is
                                  transferable, and under the same conditions;

                          (D) The SAR may be exercised only when the underlying Incentive Stock Option is eligible to be exercised and only when the Fair Market Value of the stock subject to the underlying Incentive Stock Option exceeds the Exercise Price.

                 (3) Exercise of SARs. The Exercise Price of a SAR related to an Option, regardless of when issued, shall be the same as the Exercise Price of the Incentive Stock Option or Nonqualified Stock Option to which it relates.

                          Upon exercise of a SAR, unless subject to Section 6(b)(4), the Grantee shall be entitled to receive an amount equal to the product of:

                          (x) the amount by which the Fair Market Value of Common Stock on the date of exercise of the SAR exceeds the Exercise Price per share specified in the SAR, multiplied by

                          (y) the number of shares of Common Stock in respect of which the SAR shall have been exercised.

                 (4) Form and Time of Payment of Related SARs. The amount to which a Grantee is entitled on exercise of a related SAR may be satisfied in Common Stock, in cash or in a combination of both, as determined by the Committee, in its discretion. If the Committee determines to satisfy all or part of the amount due the Grantee in Common Stock, the number of shares





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                          of Common Stock to which the Grantee is entitled
                          shall be the largest whole number obtained by dividing the dollar amount to be satisfied in Common Stock pursuant to the exercise of the related SAR by the Fair Market Value of Common Stock, on the date of exercise. Fractional shares shall be distributed on exercise of any related SAR in cash.

                 (c)      ANNUAL INCENTIVE BONUSES AND LONG-TERM PERFORMANCE
BONUSES.

                 (1) Performance Objective. Prior to the commencement of each Award Period (or during the first 90 days of such Award Period to the extent permitted under regulations issued by the U.S. Department of Treasury under Section 162(m) of the Code), the Committee shall determine, in writing, for each Grantee or group of Grantees a "Performance Objective" as determined under Section 6(c)(2). Notwithstanding the foregoing, in the event of an adjustment in the accounting standards applicable to the Performance Objective, such Performance Objective may be revised by the Committee in a manner consistent with such adjustment. Also prior to the commencement of an Award Period (or during the 90-day period described above), the Committee shall determine the distributable percentage to be applied to the Bonus opportunity in the event the Performance Objective for the Award Period is not fully achieved or is exceeded. Notwithstanding the amount of any Bonus granted hereunder, the Committee retains the discretion to award a Bonus that is less than the amount otherwise payable for the Award Period. The Committee shall issue an Award Notice to each Grantee which states his Performance Objective and Bonus opportunity as soon as practicable after such grant.





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                 (2)      Amount and Form of Bonus.

                          (A) Annual Incentive Bonus. The Committee shall determine an annual Performance Objective for the Company and its Subsidiaries for each Award Period, shall select Grantees and shall determine the percentage of the Grantee's salary rate (as of the end of the fiscal year) which would be paid to a Grantee as an Annual Incentive Bonus based upon such criteria as shall be determined by the Committee in its sole discretion. Performance Objectives applicable to an Annual Incentive Bonus may be measured by the Company's statutory underwriting combined ratio, a targeted improvement in the Company's statutory underwriting combined ratio, the Company's statutory underwriting combined ratio relative to the cumulative statutory underwriting combined ratio of the companies reporting to the Reinsurance Association of America (excluding the General Re Group companies), the total return on various company investment portfolios and other measures the Committee deems appropriate. To the extent such Annual Incentive Bonus Award is made to a Grantee who is a Reporting Person, no such Award may be paid unless the Committee has certified, in writing, that the Performance Objective for the Award Period has been met. Subject to the Committee's certification, the Committee shall award an Annual Incentive Bonus to all Grantees who are Reporting Persons not to exceed, in the aggregate, 1% of the consolidated net income of the Company and its Subsidiaries; provided, however, that no such Grantee may receive an Annual





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                                  Incentive Award in excess of $1,500,000.

                          (B) Long-Term Performance Bonuses. The Committee shall designate Award Periods of not less than three nor more than five (5) consecutive fiscal years, the first Award Period to commence January 1, 1995, with respect to which Long-Term Performance Bonuses shall be awarded. The Performance Objective applicable to a Long-Term Performance Bonus shall be based on the relative total return to stockholders over the Award Period. Such Bonus shall be determined as a target percentage of the Grantee's paid salary for the final year of the Award Period, but in no event may a Grantee receive a Long-Term Performance Bonus in excess of $1,500,000. Prior to the commencement of each Award Period (or during the 90-day period described above), the Committee shall determine, in writing, for each Grantee or group of Grantees a Performance Objective based on Relative Total Return to Shareholders over the Award Period and may range from 0-200% of the Grantee's target. In the case of an Award Period consisting of five (5) consecutive fiscal years, during the first three (3) such years the Committee may, in its discretion, select additional employees who are not Reporting Persons to receive a Long-Term Performance Bonus, determine for each such Grantee a Performance Objective based on his entry into the Plan as of January 1 of the year following his selection and the pro rata amount of his Long-Term Performance Bonus opportunity, and determine the distributable percentage to be applied to the Long-Term Performance Bonus opportunity in the event the Performance Objective for the shorter Award Period is not achieved. The Committee shall issue an Award Notice to each Grantee which states his Performance Objective and Long-Term Performance Bonus opportunity as soon as practicable after such grant. To the extent a Long-Term Performance Bonus Award is made to a Grantee who is a Reporting Person, no such Award may be paid unless the Committee has certified, in writing, that the Performance Objective for the Award Period has been met.

                 (3) Crediting and Payment of Bonuses. The Committee shall determine, in its sole discretion, to credit, award or pay Annual Incentive Bonuses and Long-Term Performance Bonuses in cash, Common Stock, Share Units or Restricted Stock Options, or some combination thereof, and may, in its sole discretion, offer a Grantee the opportunity to defer the payment of some or all of his Annual Incentive Bonus or Long-Term Performance Bonus into Share Units and Restricted Stock Options, provided that in the case where a Grantee is offered the opportunity to defer the payment of a Bonus such election must be made, in the case of the Annual Incentive Bonus, before the beginning of the applicable Award Period; and in the case of the Long-Term Performance Bonus, before the beginning of the last year in the Award Period. The terms and conditions of a Restricted Stock Option will be the same as those applicable to Stock Options under
                          Section 6(a) other than such restrictions as the Committee, in its discretion, may approve.

                 (4) Termination of Employment. If a Grantee's employment by the Company or a Subsidiary terminates for any of the reasons stated below prior to the end of an Award Period for which he was (a) eligible for an Annual

                          Incentive Bonus, or (b) awarded a Long-Term
                          Performance Bonus opportunity, the amount of his Bonus shall be determined as follows:

                          (A) If the Grantee retires under a Company or Subsidiary pension plan, dies, is Disabled, or his employment is involuntarily terminated not for cause or in such other circumstances as the Committee may in its sole discretion determine, such Grantee shall receive the proportion of his Bonus (upon determination by the Committee of the degree of success in achieving the Performance Objective) which the number of full months of active service of the Grantee during the Award Period bears to the total number of months in such Award Period;

                          (B) If the Grantee resigns or is discharged (whether or not for cause) he will forfeit his Bonus, provided, however, that if said Grantee's employment terminates during a Long-Term Performance Bonus Award Period, such Grantee shall receive whatever portion of his Long-Term Performance Bonus as the Committee in its sole discretion shall determine.

                 (d)      RESTRICTED STOCK.

                 (1) Transfer of Restricted Stock. As soon as practicable following the Grant Date, a certificate or certificates for all shares of Restricted Stock granted to a Grantee by the Committee shall be registered in the name of the Grantee and held for the Grantee by the Company. The Grantee shall thereupon be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares. As the restrictions are released, a certificate (without the legend mentioned below) for the number of shares with respect to which restrictions have been released will be delivered to the Grantee as soon as practicable.

                          Such Restricted Stock, and any new, additional or different securities, cash or other property, the Grantee may become entitled to receive with respect to such Restricted Stock by virtue of the events described in Section 8 shall be subject to the restrictions described in Paragraph (3) below. In order to enforce such restrictions, the Committee shall cause a legend or legends to make specific reference to such restrictions on all certificates for Restricted Stock.

                 (2) Automatic Grants to Non-Employee Directors. Each Non-Employee Director will automatically receive a grant of 65 shares of Restricted Stock pursuant to this Section 6(d) on the first business day following the date the Plan is approved by the Company's stockholders, and the first business day of each calendar year thereafter during which such Non-Employee Director shall serve on the Company's Board of Directors. Notwithstanding any provision in this Section 6(d) to the contrary, no shares of Restricted Stock held by a Non-Employee Director may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by the Grantee until the later of (i) the expiration of five (5) years from the Grant Date or (ii) retirement from membership on the Board of Directors of the Company pursuant to the By-Laws of the Company.

                (3) Specific Restrictions and Release of Restrictions . In addition to such other restrictions that the Committee may deem advisable in its sole discretion, no shares of Restricted Stock held by a Grantee may be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Grantee until their release as provided below:

                          (A) Committee Discretionary Release. The above restrictions on the shares of Restricted Stock shall be released with respect to the percentage of shares as of such date (or such dates), as determined by the Committee in its sole discretion;

                          (B) Disability or Retirement. In the event of the Grantee's termination of employment with the Company due to (i) Disability or (ii) retirement on or after normal retirement date under a Company or Subsidiary pension plan, all restrictions on the shares of such Restricted Stock held by the Grantee shall lapse;

                          (C) Death. In the event of the Grantee's termination of employment due to the Grantee's death, all restrictions on the shares of such Restricted Stock held by the Grantee shall lapse and such shares shall be delivered to the Grantee's beneficiary.

                          (D) Other Termination of Employment. In the event of the Grantee's termination of employment after the Grant Date for reasons other than those stated in subparagraphs (B) and (C) above and Section 9, the Grantee shall forfeit all shares of Restricted Stock on which restrictions still apply; provided, however, that the Committee may, at its sole discretion, determine as to the Grantee the degree to which restrictions on shares of such Restricted Stock held by the Grantee shall lapse.

                 (e) SHARE UNITS. The Committee shall award Share Units to such Grantees, in such amounts, and subject to such vesting and/or acceleration schedules as it shall determine from time to time. Share Units shall vest at the time set forth in the Award Notice. Shares of Common Stock shall in no event be delivered earlier than the fifth anniversary of the Grant Date, nor later than the date of the Grantee's death, Disability, retirement under a Company or Subsidiary pension plan, a Change-in-Control, or as otherwise determined by the Committee in its sole discretion. The value of a Share Unit at Grant Date shall be determined by the Committee in its discretion by taking into account the illiquidity of the Share Units, the five-year investment risk, the absence of voting rights and the risk of forfeiture; provided, however, that the value shall in no event be less than 75% of the Fair Market Value of a share of Common Stock on the Grant Date. Additional Share Units shall be credited to the Grantee's account to reflect cash dividends, as determined by the Committee in its sole discretion. Any new Share Units credited with respect to an original grant of Share Units shall be treated as if credited as of such original Grant Date. If during the time Share Units are outstanding a Grantee's employment is terminated for cause or the Grantee engages in the unauthorized use of proprietary information, both of which conditions shall be determined by the Committee in its sole discretion, the Grantee shall forfeit all Share Units credited to his account.

                 (1) Termination of Employment. In the event of the Grantee's termination of employment with the Company due to (i) Disability, (ii) retirement on or after the Grantee's normal retirement date under a Company or Subsidiary pension plan or (iii) death the Grantee's Share Units shall immediately vest (to the extent not otherwise vested) and become payable. In the event of the Grantee's termination of employment after the Grant Date for reasons other than those stated in this subparagraph and Section 9, the Grantee shall forfeit all nonvested Share Units provided, however, that the Committee may, at its sole discretion, determine that, as to the Grantee, such Share Units shall vest.

                 (2)      Payment of Share Units.  Share Units shall be payable
                          in shares of Common Stock.   Any fractional share
                          shall be paid in cash based on the Fair Market Value of a share of Common Stock on the appropriate determination date.

7.       STOCK SUBJECT TO THE PLAN.

                 The stock issuable under the Plan shall be shares of the Company's authorized but unissued Common Stock or Common Stock held in the Company's treasury. The total number of shares of Common Stock with respect to which Awards (including Incentive and Approved Stock Options) may be granted under the Plan may equal but shall not exceed in the aggregate 5.0 million shares; provided, however, that from the aggregate limit, (a) the maximum number of shares of Common Stock with respect to which Restricted Stock and Share Units may be awarded under the Plan shall not exceed 500,000 shares unless such Restricted Stock and Share Units are transferred in lieu of cash compensation,
(b) the maximum number of shares available for Stock Options and Restricted Stock granted to Non-Employee Directors shall not exceed 60,000 shares, and (c) the maximum number of shares available for Stock Options and SARs to an employee shall not exceed ten (10) percent of the shares available under the Plan.

                 For purposes of determining the number of shares of Common Stock remaining available under the Plan, the exercise of a SAR related to such Option shall be equivalent to the exercise of the related Stock Option. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without issuance of shares, are settled in cash in lieu of Common Stock, or are exchanged in the Committee's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan to Grantees who are not Reporting Persons; provided, however, that only the new number of shares of Common Stock actually issued shall be counted where shares of Common Stock are tendered in payment of the Exercise Price. An outstanding related SAR shall not be taken into account in determining the aggregate number of shares with respect to which Stock Options may thereafter be granted.

                 (a) Additional Agreements. The Committee may, as a condition precedent to the exercise of any Award, require the Grantee thereof (or, in the event of the Grantee's death, his legal representatives, legatees or distributees) to enter into such agreement or to make such representations as may be required to make lawful the transfer of shares of Common Stock to the Grantee upon exercise of a Stock Option or otherwise and the ultimate disposition of the shares so acquired.

8.       RECAPITALIZATION, MERGER, CONSOLIDATION AND SIMILAR TRANSACTIONS.

                 Subject to any required action by stockholders, the aggregate number of shares of Common Stock and Restricted Stock issuable under the Plan, the Exercise Price of any Stock Option or SAR, and the number of Share Units credited to a Grantee's Bonus account or otherwise granted shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on Common Stock other than a stock dividend that is a substitute for a cash dividend or any other increase in the number of such shares effected without receipt of consideration by the Company; provided that no such adjustment in Exercise Price may reduce the Exercise Price to an amount per share which is less than the par value of such share.

                 Subject to any required action by stockholders, in the event of the dissolution or liquidation of the Company, a merger or consolidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a merger or consolidation in which the Company is the surviving corporation but the holders of Common Stock receive securities of another corporation

                 (a) any Award granted hereunder shall pertain to and apply to the securities, cash or other property

         (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of shares of Common Stock equal to the number of shares the Grantee would have been entitled; and

                 (b) the Committee shall, in its discretion, have the power, prior to such event, (i) to cancel any or all Awards which are then exercisable and, in consideration of such cancellation, pay to each Grantee an amount in cash with respect to each share of Common Stock as to which an Award is then exercisable equal to the difference between the value per share of the consideration, as determined by the Committee in its discretion, received by holders of Common Stock as a result of such dissolution, liquidation, merger or consolidation and the Exercise Price, and to terminate without consideration all Awards not then exercisable; or (ii) if the holders of Common Stock receive property other than cash as a result of such dissolution, liquidation, merger or consolidation, to provide for the exchange of an Award which is then exercisable for a Stock Option or SAR on some or all of such property and, incident thereto, make an equitable adjustment, as determined by the Committee, in the Exercise Price of each affected Award, the number of shares or other property subject to the Award and, if appropriate, provide for a cash payment to the Grantees in partial consideration for the exchange for their Award and to terminate without consideration all Awards not then exercisable. The foregoing adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                 If changes in capitalization of the Company other than those referred to above shall occur, the Committee may, but need not, make such adjustments in the number and class of shares of Restricted Stock that may thereafter be granted or in the number and class of shares of Restricted Stock then outstanding as the Committee may consider appropriate to prevent dilution or enlargement of rights.

                 Except as provided herein, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, any dissolution, liquidation, merger, consolidation or change in control or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class and no adjustment by reason thereof shall be made with respect to the Exercise Price or number of shares of Common Stock subject to an Award.

                 Notwithstanding anything to the contrary in the Plan, neither the Board nor the Committee shall have any authority to take any action under the Plan where such action would affect the Company's ability to account for any business combination as a "pooling of interests."

9.     CHANGE IN CONTROL.

                 Notwithstanding any other provision to the contrary, upon a Change in Control

                 (a) all Stock Options shall become immediately and fully exercisable;

                 (b) all Long-Term Performance Bonuses shall become immediately payable or creditable, where applicable, based upon the assumption that the Performance Objectives have been fully achieved or, if greater, on actual performance achieved; but in no event for an amount greater than the proportion of the Bonus which the number of months served during the Award Period prior to such occurrence bears to the total number of months in the Award Period, and all amounts deferred pursuant to Section 6(c)(3), if any, shall be immediately payable in a lump sum payment in cash;

                 (c) all Annual Incentive Bonuses shall become immediately payable or creditable, where applicable, based upon the assumption that the Performance Objectives have been fully achieved; but in no event for an amount greater than the proportion of the Bonus which the number of months served during the Award Period prior to such occurrence bears to the total number of months in the Award Period, and all amounts deferred pursuant to Section 6(c)(3), if any, shall be immediately payable in a lump sum payment in cash;

                 (d) Restricted Stock Options and Share Units credited pursuant to Section 6(c)(3) shall become fully vested (to the extent not otherwise vested) and payable;

                 (e) where the Grantee's employment with the Company terminates (other than by reason of death, Disability, retirement on or after normal retirement date under a Company or Subsidiary pension plan, termination for cause or voluntary termination by the Grantee except for good reason) within two years thereafter, all restrictions on all shares of Restricted Stock (or cash, securities or other property) and Share Units, granted pursuant to Section 6(e), held by the Grantee under the Plan shall lapse. Notwithstanding the foregoing, if a Change in Control occurs, the Committee may, at its sole discretion, determine that all or some percentage of the restrictions shall lapse as to the shares of such Restricted Stock and/or Share Units held by the Grantee.

10.      TERM OF PLAN.

                 The Plan shall become effective as of January 1, 1995, subject to its approval by the Company's shareholders at the 1995 annual meeting. The Plan shall remain in effect until December 31, 1999 or until the exercise, expiration or termination or payment of all Stock Options, Approved Stock Options, SARs, Long-Term Performance Bonuses and Share Units under the Plan, whichever is later; provided that Awards shall not be granted under the Plan after December 31, 1999.

11.      NONTRANSFERABILITY OF AWARDS AND DESIGNATION OF BENEFICIARIES.

                 No Awards under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, other than by will or by the laws of descent or distribution or (except with respect to Incentive Stock Options) pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code or Section 206(d) of the Employee Retirement Income Security Act of 1974, as amended, by the Grantee and no other persons shall otherwise acquire any rights therein. During the lifetime of a Grantee, Stock Options and SARs shall be exercisable only by the Grantee and shall not be assignable or transferable except as provided above.

                 A Grantee may name one or more beneficiaries to receive any payment of an Award to which the Grantee may be entitled under the Plan in the event of the Grantee's death, on a form to be provided by the Committee. A participant may change the Grantee's beneficiary designation from time to time in the same manner. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Grantee's death, and in no event shall it be effective as of the date prior to such receipt.

                 If no designated beneficiary is living on the date on which any payment becomes payable to a participant's beneficiary, such payment will be payable to the person or persons in the first of the following classes of successive preference:

                 (a)      widow or widower, if then living,
                 (b)      surviving children, equally,
                 (c)      surviving parents, equally,
                 (d)      surviving brothers and sisters, equally,
                 (e)      executors and administrators,

and the term "beneficiary" as used in the Plan shall include such person or persons.

12.      REPORTING PERSONS.

                 With respect to all Awards granted to Reporting Persons, the Award Notice shall provide that:

                 (a) Awards requiring exercise shall not be exercisable until at least six months after the Grant Date of the Award, except in the case of the death or Disability of the Grantee; and

                 (b) Shares of Common Stock issued pursuant to any Award may not be sold by the Grantee for at least six months after acquisition, except in the case of the death or Disability of the Grantee; provided, however, that (unless an Award Notice provides otherwise) the limitation of this Section 12 shall apply only if or to the extent required by Rule 16b-3 under the Exchange Act. Award Notices for Awards to Reporting Persons shall also comply with any future restrictions imposed by such Rule 16b-3.

3.       WITHHOLDING OF TAXES.

                 No Stock Option may be exercised (A) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of the earnings of the Company and ending on the twelfth business day following such date, (B) six months before the Award becomes taxable or (C) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 promulgated pursuant to the Exchange Act. Any fractional share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid in cash by the Grantee.

4.       AMENDMENT OF THE PLAN.

                 The Board of Directors or the Committee or its delegate, may from time to time and in the event of a Change in Control suspend or discontinue the Plan or revise or end it in any respect whatsoever except that, without approval of the Company's stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, decrease the price at which Stock Options or SARs may be granted, increase the amount to be received on exercise of an SAR or Stock Option, materially increase the benefits accruing to Grantees under the Plan, or materially modify the requirements as to eligibility for participation in the Plan; and no such suspension, discontinuance, revision or amendment shall in any manner affect any Stock Option or SAR theretofore granted without the consent of the Grantee or the transferee of the Stock Option or SAR.

15.      APPLICATION OF FUNDS.

                 Any cash proceeds received by the Company from the issuance of Common Stock pursuant to exercised Options will be used for general corporate purposes.

16.      NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS.

                 Eligibility for, or participation in, the Plan shall not give any employee any right to remain in the employ of the Company or any Subsidiary. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Grantee or to be granted an Award.

17.      NO OBLIGATION TO EXERCISE OPTIONS OR SARs.

                 The granting of a Stock Option or SAR shall impose no obligation upon the Grantee to exercise such Option or SAR.

18.      RIGHTS OF A STOCKHOLDER; STATUS AS A GENERAL CREDITOR.

                 Unless and until such time as Common Stock is deliverable to the Grantee under the terms of the Plan, a Grantee or a transferee shall have no rights as a stockholder with respect to any shares covered by his or her Award; but only a general creditor of the Company. Except as herein provided, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or any other distributions for which the record date is prior to the date as of which such stock is issued.

19.      INDEMNIFICATION OF COMMITTEE.

                 The Company shall indemnify, to the full extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, is or was a member of the Committee.

20.      COMPLIANCE WITH CERTAIN LAWS.

                 (a) The Company intends that issuances and exercise of Stock Options and SARs under the Plan to persons subject to Section 16(b) of the Exchange Act comply with the requirements of Rule 16b-3 under the Exchange Act during the term of the Plan, that issuances and exercises of Incentive Stock Options comply with Section 422 of the Code, and that Awards comply with Section 162(m) of the Code. Should any provision of the Plan not be necessary to comply so with the requirements of Rule 16b-3, Section 422 or Section 162(m) or should any additional provision be necessary for the Plan and grants and exercises thereunder to so comply, the Board of Directors of the Company or Committee may amend the Plan to add or modify provisions of the Plan accordingly.

                 (b) Should any option or portion thereof designated or granted by the Committee as an Incentive Stock Option fail to meet the requirements of Section 422, for any reason whatsoever upon the issuance, exercise, sale of shares received on the exercise or otherwise, then, in such event, the Grantee shall be deemed for all purposes of this Plan to have been granted a Nonqualified Stock Option covering the same number of shares, at the same price, with the same duration and exercisable on the same terms as the Incentive Stock Option or portion thereof which failed to meet the requirements of
         Section 422.

                 (c) Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue or deliver shares of Common Stock in respect of any Award prior to (1) the approval of the Plan by a majority of the stockholders of the Company voting, in person or by proxy, at the 1995 Annual Meeting of Shareholders, (2) the obtaining of any approval or the satisfaction of any waiting period or other condition any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (3) the admission of such shares to listing on the stock exchange on which Common Stock may be listed, and (4) the completion of any registration or other qualification of said shares under any state or federal law or ruling or any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

21.       GOVERNING LAW.

              The Plan shall be governed by the internal laws of the State of New York (and not its choice of law provisions) to the extent not superseded by applicable Federal law.

                                                                      Appendix A


                             GENERAL RE CORPORATION
                        1995 LONG TERM COMPENSATION PLAN
                         UK APPROVED STOCK OPTION PLAN



                 SPECIAL ADDENDUM FOR THE UK STOCK OPTION PLAN


         This Addendum is supplemental to the 1995 Long-Term Compensation Plan of General Re Corporation dated January 1, 1995, and all or any variations or amendments thereto (hereinafter together referred to as "the Main Plan") and shall apply for the purposes of granting Options to any Employee (as hereinafter defined) whose remuneration is liable to income tax under Schedule E in the United Kingdom. This Addendum shall apply in relation to all Options granted or to be granted to any such Employee, other than options specifically designated as not being granted under this Addendum. For the purposes of this Addendum, words and phrases herein mentioned shall have the meanings ascribed to them in
Section 11 hereof.

         1.      Purpose

         The Purpose of the U.K. Plan ("this Plan") is to provide a means by which certain directors, officers and employees of General Re Europe Limited or General Re Financial Securities, Limited (individually or collectively, the "UK Companies"), each a United Kingdom company, and their Subsidiaries may be given an Option to purchase Common Stock of General Re Corporation, a Delaware, U.S.A. corporation ("the Company"), under a Plan approved by the Board of Inland Revenue under ICTA 1988 Schedule 9. This Plan is intended to advance the interests of the UK Companies and their Subsidiaries (hereinafter collectively referred to as "the Group") by encouraging stock ownership on the part of certain directors, officers and employees of companies within the Group ("Employees") by enabling the Group to secure and retain the services of such Employees, and by providing such individuals with an additional incentive to advance the success of the Group. This Plan shall be available for the grant of Options to different Employees and groups of Employees and in different jurisdictions in such amounts to such Employees and on such terms as the Committee (as hereafter defined) shall in their absolute discretion at any time and from time to time determine this Plan in any way that they think fit to provide benefits to Employees in any way and to comply with the local tax laws of any jurisdiction; provided that any such variation shall not extend the terms of this Plan or the number of shares over which Options may be granted or otherwise in the opinion of the Committee (whose decision thereupon shall be conclusive) go outside the bounds, limits, and intent of this Plan.

         The Committee may set out such varied Plan in an addendum to the Main Plan or in any separate document or set of documents and such plan shall have effect provided that it is expressed to be supplemental to the Main Plan.

         2.      Shares Subject to Option

         Subject to adjustment as provided in Section 4 hereof and to the provisions of ICTA 1988, Options may be granted pursuant to the Main Plan (including grants pursuant to this Plan) by the Company from time to time to purchase up to an aggregate of 5.0 million shares of its Common Stock. Common Stock that is no longer subject to purchase pursuant to an Option granted under the Main Plan or this Plan, by reason of the expiration of an Option or otherwise, may be re-optioned under the Main Plan or this Plan. The Company shall not be required upon the exercise of any Option, to issue or deliver any Common Stock prior to the completion of such registration or other qualification of such Common Stock under any national, state or federal law, rule or regulation as the Compensation Committee shall determine to be necessary or desirable.

         In the event of any recapitalization, merger, consolidation or similar transaction, where possible, the number of shares of Common Stock shall be adjusted in accordance with the provisions of Section 8 of the Main Plan; provided, however, that they shall first obtain the agreement of the Board of the Inland Revenue in writing and that the Auditors shall have confirmed in writing that in their opinion such adjustment is fair and reasonable and that any Option so adjusted is capable of being exercised after such adjustment as well as prior to such adjustment in respect of the same proportion of the equity capital of the Company and provided that no such adjustment shall result in the issue of Common Stock in consequence of the exercise of an Option at a price per share which is less than the nominal value thereof. Notice of any such adjustment shall be given to the Optionee by the Compensation Committee, who may call in Option Certificates for endorsement.

         Provided that in the period of 10 years commencing at the Adoption Date or such shorter period as shall be determined by the Main Plan, the aggregate number of shares of Common Stock over which Options may be granted under the Main Plan (including grants under this Plan) or the Company or any other plan that is adopted by the Company shall not exceed 10 percent of the total ordinary share capital of the Company in issue at the Date of Grant.

         3.      Participants

         Persons eligible to be granted Options under this Plan shall be limited to such Employees selected by the Committee, provided, however, that no Offer of an Option shall be made to any Employee if the Date of Grant is less than 2 years before the normal retirement date under the contract of employment by virtue of which he is eligible to participate in this Plan. Participation in this Plan by an Employee is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of employment and participation in this Plan shall in no respects whatever affect in any way an Employee's pension rights or entitlement or terms or conditions of employment and in particular (but without limiting the generality of the foregoing words) no Employee who ceases to be a director, officer, employee of the Group shall be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Plan, which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and notwithstanding that he may have been dismissed wrongfully or unfairly within the meaning of the Employment Protection (Consolidation) Act 1978.

         If there shall be application for Options for more shares of Common Stock than are available under the Main Plan or any segmented part thereof or than the Committee shall have decided to grant at any point in time, the Committee shall scale down the applications or select amongst the applicants as they shall in their absolute discretion think fit to ensure that no such limit shall be exceeded.

         4.      Terms and Conditions of Options

         Options granted pursuant to this Plan shall be evidenced by agreements in such forms, not inconsistent with this Plan, as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee in its sole discretion shall determine (including, but not limited to, provisions as to the Option Price, Option Term, sequence to exercise, manner of exercise, assignability, and provision for death, disability, and termination of employment, provided that any conditions relating to a performance target to be satisfied prior to the exercise of an Option shall require the prior approval of the Inland Revenue) and the following provisions shall apply:

         (a)     Option Price and Material Interests

         The Option Price shall be determined on grant by the Committee and shall be not less than the greater of (i) Fair Market Value and (ii) the nominal value of a share of Common Stock on the Grant Date.

         (b)     Term of Option

         Each Option under this Plan shall expire one day prior to the end of ten years from the date the Option is granted or the date the Plan is terminated, except that under the circumstances described in Section 4(e), Options may expire and terminate at an earlier date.

         Except as otherwise provided in this Plan, each Option shall be exercisable at any time or from time after the third anniversary of the Date of Grant and prior to termination of the Option unless the Committee shall in their absolute discretion waive this condition.

         (c)     Time of Granting Options

         The Grant of an Option shall occur only if, within 30 days of the Date of Grant, an Option Certificate, together with a cheque for such sum (not exceeding US $1 or its equivalent in any other currency) as the Committee may prescribe made payable to the Company in consideration of the grant of the Option, shall have been duly executed and delivered by or on behalf of the company and the Employee to whom such Option shall be granted. Options may be granted at any time hereunder provided that no Option shall be granted hereunder which grant would result or be likely to result in a breach by the Committee or the Directors or any of them of any provision of (if relevant) the Listing Rules of the London Stock Exchange.

         (d)     Limitation on Amount of Option

         No Option shall be granted to an Employee if immediately following such grant he would hold Subsisting Options over Common Stock with an aggregate Subscription Price exceeding the greater of Pound Sterling 100,000 or four times the amount of the Employee's Relevant Emoluments for the current or preceding year of assessment (whichever of those years gives the greater amount) or, if there were no Relevant Emoluments for the preceding Year of Assessment, four times the amount of the Relevant Emoluments for the period of twelve months beginning with the first day during the current Year of Assessment in respect of which there are Relevant Emoluments.

         For the purposes of this Section, Options shall include all options granted under this Plan and all options granted under any other plan approved under Schedule 9 and established by the Company or any member of the Group.

         For the purpose of calculating the limits on aggregate Subscription Price specified in Section 4(d) hereof, the Option Price of each Option expressed in US dollars shall be converted into pounds sterling at the middle spot rate of exchange quoted in New York by any recognized bank, selected by the Committee, at the close of business on the Date of Grant of each such Option granted to an Employee, and the sum of such sterling amounts shall be aggregated to give the aggregate sterling Option Price.

         (e)     Death or Cessation of Employment of Optionee

                 (i)      If an Optionee dies, his legal personal
         representatives may exercise the Option within but not later than 12 months after the date of his death. To the extent that any Option so exercisable is not exercised within such period it shall forthwith cease and determine.

                 (ii) If an Optionee ceases to be an Employee by reason of injury, sickness, disability (evidenced to the satisfaction of the Committee) or redundancy within the meaning of the Employment Protection (Consolidation) Act 1978, he may exercise all or any of his Options within the later of the periods of:

                          (A)     12 months from such cessation; or

                          (B)     42 months from the Date of Grant.

         To the extent that any Option so exercisable is not exercised within such period it shall forthwith cease and determine.

                 (iii) If an Optionee ceases to be an Employee due to retirement at retirement age under his contract of employment he shall be entitled to (or where he retires before reaching the retirement age under his contract of employment, he may at the absolute discretion of the Committee) exercise all or any of his Options within the later of the period of:

                          (A)     12 months from such cessation; or

                          (B)     42 months from the Date of Grant.

         To the extent that any Option so exercisable is not exercised within such period it shall forthwith cease and determine.

                 (iv) If an Optionee ceases to be an Employee for any reason other than as set out in Section 4(e)(i),(ii), and (iii), he may exercise all or any of his Options only at the absolute discretion of the Committee and where such exercise is permitted it shall be within such period as may be specified by the Committee.

                 (f)      Acceleration of Options Upon Change of Control

         If a Change in Control (as defined in Section 2(d) of the Main Plan) occurs, all Options shall become immediately exercisable.

         (g)     Technical Loss of Employment

         If an Optionee ceases to be an Employee by reason only that his office or employment either is with a company which ceases to be Affiliate or relates to a business or part of a business which is transferred to a person who is neither an Affiliate nor an associated company of the Company he may exercise any Option in whole or in part within three (3) months of his so ceasing (subject always to any other applicable overall period for exercise of the Option). To the extent that any Option so exercisable is not exercised within such period, it shall cease and determine.

         (h)     Assignment

         No Option nor any right thereunder shall be capable of being transferred, assigned, charged or otherwise alienated, save that on the death of an Optionee, an Option may pass to his personal representative.

         (i)     Exercise of Options

                  (i)     Options may be exercised in whole or in part.

                 (ii) In order to exercise an Option in whole or in part, the Optionee (or as the case may be, his personal representative(s)) must deliver to the Committee a notice in writing specifying the number of shares of Common Stock in respect of which the Option is being exercised accompanied by payment in full, in cash, for the Common Stock in respect of which the Option is exercised. Such notice shall take effect on the day it is delivered and such day shall constitute, for all purposes, the date of exercise of such Option. Such notice shall be given only in such form as the Committee may from time to time prescribe. In the event of an Option being exercised in part only, the balance of the Option not thereby exercised shall continue to be exercisable in accordance with this Section 4 and the provisions of this rule until such time as it shall lapse in accordance with and subject to the rules of this Plan. The Option Certificate shall also be lodged with the Committee on the exercise of any Option or any part thereof.

                 (iii) As soon as practicable and in any event not less than thirty days after receipt by the Committee of such notice, Option Certificate and payment, Common Stock in respect of which the Option has been exercised shall be issued by the Committee upon definitive Stock Certificates. If, under the terms of a resolution passed or an announcement made by the Company prior to the date of exercise of an Option, a dividend is to be paid or is proposed to be paid to the holders of the Common Stock on the register of members in respect of a record date prior to such date of exercise, the Common Stock to be allotted upon such exercise will not rank for such dividend. Subject as aforesaid the Common Stock so to be allotted shall be identical and rank pari passu in all respects with the fully paid Common Stock of the same class in issue on the date of such exercise.

                 (iv) No Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 from participating in this Plan.

         5.      Administration

         (a) This Plan shall be administered by the Committee in accordance with the terms of the Main Plan.

         (b) Subject to the provisions of this Plan, the Committee shall have full power to grant Options under this Plan, to construe or interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration. Provided that no such construction, interpretation, prescription, amendment, recision, or determination shall either reduce the value of any Option or shares of Common Stock purchased pursuant to such an Option or take effect if such action would result in the loss, cancellation, or withdrawal of any relief or exemption from taxation previously applicable thereto.

         (c) Subject to the provisions of Sections 3 and 4 hereof, the Committee may, from time to time, determine which Employees shall be granted Options under this Plan, the number of shares of Common Stock subject to each Option, and the time or times at which Options shall be granted or exercised, and to grant such Options under this Plan.

         (d) No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or to any Option and service on the Committee shall constitute service as a director, entitling such Committee member to indemnification and reimbursement for such service to the same extent as for service rendered as a director.

         (e) All allotments and issues of Common Stock shall be subject to any necessary consents of HM Treasury or other authorities in the United States, the United Kingdom or elsewhere under enactments or regulations for the time being in force and it shall be the responsibility and at the expense of the Company to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

         (f) The Company shall at all times keep available for allotment authorized and unissued or treasury Common Stock of the Company at least sufficient to satisfy all subsisting Options.

         (g) Any notice or other document required to be given hereunder to any Optionee shall be delivered to him or sent by post to him at his home address according to the records of the Company or such other address as may appear to the Company to be appropriate. Any notice or other document required to be given to the Company shall be delivered or sent by post to the relevant registered office or offices. Notices sent by post shall be deemed to have been given on the day but one following the date of posting.

         (h) Optionees not otherwise entitled thereto shall be sent copies of all notices and other documents sent by the Company to its ordinary shareholders generally.

         (i) The decision of the Compensation Committee in any dispute or question relating to any Option shall be final and conclusive subject to the terms of this Plan.

         6.      Adoption Date and Termination

         (a)     The Adoption Date of this Plan is January 1, 1995.

         (b) This Plan shall terminate on December 31, 1999, but the Committee may terminate this Plan at any time prior to ten years from the Adoption Date of this Plan. Termination of this Plan shall not alter or impair, without the consent of the Optionee, any of the rights or obligations and any Option theretofore granted under this Plan.

         7.      Use of Proceeds

         The proceeds from the sale of shares of Common Stock pursuant to the exercise of the Options will be used for the Company's general corporate purpose.

         8.      Amendments

         (1) The Committee may, with the prior written approval of the Board of Inland Revenue, from time to time, alter, amend, suspend, or discontinue this Plan, or alter or amend any and all Option agreements granted thereunder; provided, however, that no such action of the Compensation Committee may alter the provisions of this Plan so as to:

         (a)     Decrease the minimum Option Price;

         (b) Extend the term of this Plan beyond five years or the maximum term of the Options granted beyond ten years;

         (c) Withdraw the administration of the Plan from the Compensation Committee;

         (d) Permit any member of the Compensation Committee to be eligible to receive or hold an Option under this Plan;

         (e) Alter any outstanding Option Agreement to the detriment of the Optionee without his consent;

         (f) Decrease, directly or indirectly (by cancellation and substitution of Options or otherwise), the Option Price applicable to any Option granted under this Plan.

         (2) (a) Notwithstanding the provisions of this Section 8(2), the Compensation Committee may at any time make such alterations (including additions) to this Plan as are necessary to secure that this Plan receives initial approval from the Board of Inland Revenue under Schedule 9.

            (b) Subject to Section 8(2)(d) the Directors may, from time to time at their absolute discretion, amend, waive, or replace any of the provisions of this Plan provided that, except with the prior approval of the Company's shareholders,

                     (i) no amendment, waiver, or replacement to the advantage of Optionees shall be made to Sections 1 and 2 or this
            Section 8(2)(b) or 8(2)(d) of the Plan or to the definitions of Employee, Common Stock, Option Price, Date of Grant, Market Value or Relevant Emoluments; and

                     (ii) the effect of Sections 3, 4 and 5 of this Plan shall not be altered.

            (c) No amendment, waiver, or replacement to this Plan shall be made which would have the effect of abrogating or altering adversely any of the subsisting rights of Optionees except with consent on their part.

             (d) No amendment to this Plan shall be made without the prior approval of the Board of Inland Revenue in writing.

             (e) Written notice of any amendment made or to be made in accordance with this Section 8 shall be given to all Optionees.

              9.       Governing Law

              This Plan shall (notwithstanding the law applicable to any other contract with an Employee) be construed according to the laws of England.

             10.      Inland Revenue Requirements

             The Company shall provide to the Inland Revenue, within such time as the Inland Revenue may direct, information requested by the Inland Revenue under paragraph 6 of Schedule 9 and an Optionee shall:

                 (i) provide to the Company in timely fashion such information as the Company shall reasonably request; and

                 (ii) consent to the Company providing information concerning him to the Inland Revenue,

for the purpose of complying with such a request from the Inland Revenue.

         11.     Definitions

         For the purpose of interpreting and construing this Plan (except where the context otherwise requires), the following expressions shall have the meaning ascribed to them as set out below:

         "Adoption Date" - The date on which the U.K. Plan is approved by the resolution of the shareholders of the Company;

         "Auditors" - The Auditors for the time being of the Company;

         "The Committee" - The Compensation Committee of the Board of Directors of the Company as described in Section 3(a) of the Main Plan;

         "Date of Grant" - The date on which the Committee resolves to grant an Option;

         "The Directors" - The Board of Directors of the Company or a duly authorized committee thereof;

         "Employee" - An employee (other than a director) of a company which is a member of the Group whose hours of work for such member of the Group exceeds 20 hours per week or a full time director of a company which is a member of the Group whose hours of work for such member of the Group exceed 25 hours per week in both cases exclusive of meal breaks, and is not precluded by paragraph 8 of
Schedule 9 from participating in this Plan;

         "Fair Market Value" - The Market Value of a share of Common Stock subject to the Option Agreement on the dated Grant or such earlier date or dates as may be agreed in writing with the Board of Inland Revenue of the United Kingdom;

         "The Group" - General Reinsurance Limited or any Affiliate for the time being designated by the Committee as a member of the Group for the purposes of this Plan or, where the context so permits, any one or more of them;

         "ICTA 1988" - The Income and Corporation Taxes Act 1988 of the United Kingdom;

         "Market Value" - On any day the market value of a share of Common Stock determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 of the United Kingdom and as agreed with the Board of Inland Revenue on or before that day;

         "Option" - A right to subscribe for Common Stock at the Option Price granted to an Employee under the provisions of this Plan and for the time being subsisting;

         "Optionee" - Any person who holds an Option or (where the context admits) his legal personal representatives;

         "Option Certificate" - A certificate issued to an Optionee in accordance with Section 4;

         "Option Price" - The price per share of common stock of General Re Corporation, par value $.50 per share which satisfies the conditions specified in paragraphs 10-14 inclusive of Schedule 9;

         "This Plan" - The Main Plan as varied by this Addendum;

         "Relevant Emoluments" - Emoluments of an Employee of the office or employment by virtue of which he is eligible to participate in the U.K. Plan as are liable to be paid under deduction of tax pursuant to Section 203 of ICTA 1988 after deducting therefrom amounts included by virtue of Chapter ii of Part V of the ICTA 1988;

         "Schedule 9" - Schedule 9 to the ICTA 1988;

         "Subscription Price" - The amount payable in relation to the exercise of an Option, being the amount after any adjustment pursuant to Section 2 of the relevant Option Price multiplied by the number of Shares of Common Stock in respect of which the Option is exercised;

         "Subsidiaries" - Any subsidiary corporation of General Re Europe Limited or General Re Financial Securities, Limited, within the meaning of
Section 736 of the Companies Act of 1985 of the United Kingdom;

         "Subsisting Option" - An Option which has neither lapsed nor been exercised.

         "UK Companies" means General Re Europe Limited and/or General Re Financial Securities, Limited.

         "Year of Assessment" - a fiscal year from April 6th to April 5th.

         For the purposes of this Plan:

                 (a) where words denote the masculine gender they shall for the purposes of interpretation include the feminine and neuter genders and vice versa;

                 (b) where words denote the singular they shall for the purposes of interpretation include the plural and vice versa;

                 (c) unless the context otherwise requires words have the same meanings as in Schedule 9 of Sections 185 and 187 of ICTA 1988;

                 (d) when referring to any enactment be construed as a reference to that enactment as for the tune being amended or re-enacted;

                 (e) when referring to Sections throughout this Plan be taken to refer to the Sections of this Plan.

                               TABLE OF CONTENTS


                                                                  Page
                                                                  ----

1.       PURPOSE................................................    1

2.       DEFINITIONS............................................    1
        (a)  "AWARD"............................................    2
        (b)  "AWARD NOTICE".....................................    2
        (c)  "AWARD PERIOD".....................................    2
        (d)  "CHANGE IN CONTROL"................................    2
        (e)  "CODE".............................................    2
        (f)  "COMMITTEE"........................................    2
        (g)  "COMMON STOCK".....................................    2
        (h)  "DISABLED" or "DISABILITY".........................    3
        (i)  "EXCHANGE ACT".....................................    3
        (j)  "EXERCISE PRICE"...................................    3
        (k)  "FAIR MARKET VALUE"................................    3
        (l)  "GRANT DATE".......................................    3
        (m)  "GRANTEE"..........................................    3
        (n)  "INCENTIVE STOCK OPTION"...........................    3
        (o)  "NON-EMPLOYEE DIRECTOR"............................    3
        (p)  "NON-QUALIFIED STOCK OPTION".......................    3
        (q)  "PARENTAL LEAVE OF ABSENCE"........................    3
        (r)  "RELATIVE TOTAL RETURN TO SHAREHOLDERS"............    4
        (s)  "REPORTING PERSON".................................    4
        (t)  "SHARE UNIT".......................................    4
        (u)  "RESTRICTED STOCK OPTION"..........................    4
        (v)  "SUBSIDIARY".......................................    4
        (w)  "TERMINATION OF EMPLOYMENT"........................    4
        (x)  "UNITED KINGDOM SUB-PLAN"..........................    5

3.      ADMINISTRATION..........................................    6

        (a)  THE COMMITTEE........................................   6
        (b)  AUTHORITY OF THE COMMITTEE...........................   6

4.      ELIGIBILITY...............................................   7

5.      PARTICIPATION.............................................   8

6.      FORM OF AWARDS, AND TERMS AND CONDITIONS THEREOF..........   8
        (a)  STOCK OPTIONS........................................   8
             (1)    Amount of Award...............................   8
             (2)    Automatic Grants to Non-Employee Directors....   8
             (3)    Exercise Price................................   9
             (4)    Term of Stock Options and Timing of Exercise..  10
             (A)    In General....................................  10
             (B)    Termination of Employment, Termination of
                    Board Service or Death........................  11
             (5)    Replacement Options...........................  12
        (b)  STOCK APPRECIATION RIGHTS............................  13
             (1)    In General....................................  13
             (2)    SARs Related to Incentive Stock Options.......  13
             (3)    Exercise of SARs..............................  14
             (4)    Form and Time of Payment of Related SARs......  14
        (c)  ANNUAL INCENTIVE BONUSES AND LONG-TERM PERFORMANCE
             BONUSES..............................................  15
             (1)    Performance Objective.........................  15
             (2)    Amount and Form of Bonus......................  16
                    (A)    Annual Incentive Bonus.................  16
                    (B)    Long-Term Performance Bonuses..........  17
             (3)    Crediting and Payment of Bonuses..............  18
             (4)    Termination of Employment.....................  18
        (d)  RESTRICTED STOCK.....................................  19
             (1)    Transfer of Restricted Stock..................  19
             (2)    Automatic Grants to Non-Employee Directors....  20
             (3)    Specific Restrictions and Release of
                    Restrictions..................................  21
                    (A)    Committee Discretionary Release........  21
                    (B)    Disability or Retirement...............  21
                    (C)    Death..................................  21
                    (D)    Other Termination of Employment........  21
         (e)  SHARE UNITS.........................................  22
              (1)    Termination of Employment....................  22
              (2)    Payment of Share Units.......................  23

7.      STOCK SUBJECT TO THE PLAN...................................     23
        (a)  Additional Agreements..................................     24

8.      RECAPITALIZATION, MERGER, CONSOLIDATION AND SIMILAR
        TRANSACTIONS................................................     24

9.      CHANGE IN CONTROL...........................................     26

10.     TERM OF PLAN................................................     27

11.     NONTRANSFERABILITY OF AWARDS AND DESIGNATION OF
        BENEFICIARIES...............................................     27

12.     REPORTING PERSONS...........................................     28

13.     WITHHOLDING OF TAXES........................................     29

14.     AMENDMENT OF THE PLAN.......................................     29

15.     APPLICATION OF FUNDS........................................     29

16.     NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS..................     30

17.     NO OBLIGATION TO EXERCISE OPTIONS OR SARs...................     30

18.     RIGHTS OF A STOCKHOLDER; STATUS AS A GENERAL CREDITOR.......     30

19.     INDEMNIFICATION OF COMMITTEE................................     30

20.     COMPLIANCE WITH CERTAIN LAWS................................     31

21.     GOVERNING LAW...............................................     32

APPENDIX A   SPECIAL ADDENDUM FOR THE UK STOCK OPTION PLAN..........     34